Exhibit 32.2

DIABETIC TREATMENT CENTERS OF AMERICA, INC

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Allan Woodlief, in his capacities as Chief Financial Officer of Diabetic Treatment Centers of America, Inc do each hereby certify that the Form 10-KSB of Diabetic Treatment Centers of America, Inc for the year ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Diabetic Treatment Centers of America, Inc

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

Executed this 12th day of July, 2005

/s/ Allan Woodlief
Allan Woodlief
Chief Financial Officer